EXHIBIT 5.01
February 9, 2000



Penn Virginia Corporation
One Radnor Corporate Center,
Suite 200
100 Matsonford Road
Radnor, Pennsylvania  19087

          Re:  1995 Directors' Stock Option Plan

Gentleman and Ladies:

          We have acted as counsel to Penn Virginia Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), to be filed today with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 50,000 shares (the "Shares") of Common Stock, par value $6.25 per share, to be offered pursuant to the Company's 1995 Directors' Stock Option Plan (the "Plan").

          We have examined the Plan and such corporate records and other documents and matters of law as we have considered appropriate to enable us to give this opinion.

          Based on the foregoing, it is our opinion that the Shares, to the extent they are newly issued, have been duly authorized and when issued and sold in accordance with the provisions of the Plan will be validly issued, fully paid and nonassessable.

          Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing. This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,



                              DECHERT PRICE & RHOADS